Exhibit 99.9

CONSENT OF COWEN AND COMPANY, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Exar Corporation (“Exar”) dated May 7, 2007, in the Joint Proxy Statement/Prospectus that forms a part of Exar’s Registration Statement on Form S-4 relating to the proposed merger of Sipex Corporation with and into a wholly-owned subsidiary of Exar, as Annex E to the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Date: May 23, 2007

/S/ COWEN AND COMPANY, LLC
COWEN AND COMPANY, LLC